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                                                                   Exhibit 10.17

                   CABOT INDUSTRIAL TRUST SEVERANCE PAY PLAN
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                                   SECTION 1

                                    General
                                    -------

     1.1 Purpose and Effective Date. Cabot Industrial Trust (the "REIT") has established the Cabot Industrial Trust Severance Pay Plan (the "Plan"), effective as of December 17, 1998, the "Effective Date" of the Plan as set forth herein. The purpose of the Plan is to provide severance payments for eligible employees of the Employers (as defined in subsection 1.2) in the event their employment is terminated under the circumstances described herein, which payments are intended to provide financial assistance during a period of unemployment following such terminations.

     1.2 Affiliates. For purposes of the Plan, the term "Affiliate" means any corporation, trade or business during any period during which it is, along with the REIT, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in sections 414(b) and 414(c), respectively, of the Internal Revenue Code of 1986, as amended, or any affiliate of the REIT which is designated as an Affiliate by the REIT, including Cabot Industrial Properties, L.P. and Cabot Advisors, Inc. Any Affiliate that, with the consent of the REIT adopts the Plan for the benefit of its eligible employees shall be referred to herein as an "Adopting Affiliate". The REIT and each Adopting Affiliate shall be referred to herein collectively as the "Employers" and individually as an "Employer".

     1.3 Plan Administration. The authority to control and manage the operation and administration of the Plan shall be vested in a Committee consisting of one or more members who shall be appointed by and may be removed by the REIT. The members of the Committee shall be "named fiduciaries" as described in section 402 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), with respect to their authority under the Plan. Except as otherwise specifically provided in Section 4, the REIT shall be the Administrator of the Plan and shall have the rights, duties, and obligations of an "Administrator" as that term is defined in Section 3(16)(A) of ERISA.

      1.4 Source of Payments. The obligations of the Employers under the Plan are purely contractual. Any amount payable under the terms of the Plan shall be paid from the general assets of the Employers and no trust or other separate fund shall be established for this purpose.

      1.5 Notices. Any notice or document required to be filed under the Plan shall be considered to be properly filed if delivered or mailed by registered mail, postage prepaid, to the Committee, in care of the REIT at its principal executive offices or such other address the REIT has designated for such purpose hereunder and communicated to Participants. Any notice required under the Plan may be waived by the person entitled thereto.
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     1.6  Action by Employers.  Any action required or permitted to be taken under the Plan by an Employer that is a trust shall be by resolution of its Board of Trustees, or by a duly authorized officer of the Employer, or by such other person or entity as may be designated by the Board of Trustees of the Employer. Any action required or permitted to be taken under the Plan by an Employer that is a corporation shall be by resolution of its Board of Directors, or by a duly authorized officer of the Employer, or by such other person or entity as may be designated by the Board of Directors of the Employer. Any action required or permitted to be taken under the Plan by an Employer that is a partnership shall be taken by a general partner of such partnership or by a duly authorized officer thereof.

      1.7 Gender and Number. Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural, and the plural shall include the singular.

      1.8 Governing Laws. The Plan shall be construed and administered in accordance with the internal laws of the State of Delaware, to the extent that such laws are not preempted by the laws of the United States of America.

      1.9 Plan Year. The initial Plan Year shall be the period beginning on the Effective Date and ending on December 31, 1998. Thereafter, the Plan Year shall be the calendar year.

      1.10 Plan Not Guarantee of Employment. The Plan does not constitute a guarantee of employment by the Employers, and participation in the Plan will not give any individual the right to be retained in the employ of the Employers, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically arisen under the Plan. The Employers reserve all of their rights to discharge employees at-will or to amend or modify any of the terms and conditions of their employment.

      1.11 Prior Plans. The Plan supersedes any and all severance plans, programs, arrangements or policies of the Employers, whether written or oral, pursuant to custom or informal understanding, except any written employment agreement, severance agreement or retention agreement between an individual employee and an Employer.


                                    SECTION 2
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                                  Participation
                                  -------------

      2.1 Participation. Each employee of an Employer, other than any employee of an Employer who is a party to a written employment agreement, severance agreement or retention agreement relating to his employment, continued employment or termination of employment with an Employer, shall become a "Participant" in the Plan on the later of the Effective Date or the date on which he meets all of the following requirements:

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     (a)  he is classified as a regular full-time employee of an Employer (as determined in accordance with the customary practices of the Employer); and

     (b) he is not employed as a member of a unit of employees whose wages, benefits and conditions of employment are determined by a collective bargaining agreement unless and until such agreement expressly provides for participation in the Plan.

      2.2 Duration of Participation. An individual shall cease to be a Participant in, or to have any rights under, the Plan on the date on which he ceases to meet all of the requirements of subsection 2.1, unless he is then eligible to receive benefits under the provisions of Section 3. A Participant who is entitled to payment of a benefit under the provisions of Section 3 shall remain a Participant in the Plan until the full amount of his benefit has been paid.


                                    SECTION 3
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                               Severance Benefits
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      3.1 Entitlement to Severance Benefits.  Subject to the terms and conditions of the Plan, a Participant will be entitled to a "Severance Benefit" in an amount determined in accordance with the provisions of subsection 3.6 if an Employer terminates his employment during a period beginning on a Change in Control (as defined below) and ending on the third anniversary thereof for reasons other than Cause (as defined in subsection 3.2) or Disability (as defined in subsection 3.3). Except as provided in Section 3.4, no Severance Benefit shall be payable with respect to any Participant who terminates his or her employment with an Employer following a Change in Control. For purposes of the Plan, a "Change in Control" means the happening of any of the following:

     (a) the shareholders of the REIT approve a definitive agreement to merge the REIT into or consolidate the REIT with another entity, sell or otherwise dispose of all or substantially all of its assets or adopt a plan of liquidation, provided, however, that a Change in Control shall not be deemed to have occurred by reason of a transaction, or a substantially concurrent or otherwise related series of transactions, upon the completion of which 50% or more of the beneficial ownership of the voting power of the REIT, the surviving corporation or corporation directly or indirectly controlling the REIT or the surviving corporation, as the case may be, is held by the same persons (as defined below) (although not necessarily in the same proportion) as held the beneficial ownership of the voting power of the REIT immediately prior to the transaction or the substantially concurrent or otherwise related series of transactions, except that upon the completion thereof, employees or employee benefit plans of the REIT may be a new holder of such beneficial ownership; provided, further, that any transaction described in this paragraph (a) with an "Affiliate" of the REIT (as defined

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          in the Securities Exchange Act of 1934, as amended (the "Exchange
          Act")) shall not be treated as a Change in Control; or

     (b) the "beneficial ownership" (as defined in Rule 13d-3 under the Exchange Act) of securities representing 25% or more of the combined voting power of the REIT is acquired, other than from the REIT, by any "person" as defined in Sections 13(d) and 14(d) of the Exchange Act (other than by an Affiliate or by any trustee or other fiduciary holding securities under an employee benefit or other similar stock plan of the REIT); or

     (c) at any time during any period of two consecutive years, individuals who at the beginning of such period were members of the Board cease for any reason to constitute at least a majority thereof (unless the election, or the nomination for election by the REIT's shareholders, of each new trustee was approved by a vote of at least two-thirds of the trustees still in office at the time of such election or nomination who were trustees at the beginning of such period).

      3.2 Cause. For purposes of the Plan, the term "Cause" means an employee's violation of any policy, rule or procedure of an Employer, misconduct which represents a serious deviation from generally accepted norms of behavior, or unsatisfactory performance of duties, each as determined by the Committee its sole discretion.

      3.3 Disability. For purposes of the Plan, the term "Disability" means the inability of the Participant, by reason of a medically determinable physical or mental impairment, to engage in the material and substantial duties of his regular occupation, which condition is expected to be permanent, as determined by the Committee in its sole discretion.

     3.4 Good Reason. A Participant's employment shall be considered to be terminated by an Employer if the Participant resigns his employment with the Employers after a Change in Control for Good Reason. For purposes of the Plan, a Participant's resignation shall be considered to be on account of "Good Reason" if he resigns within 60 days following any of the following events which occurs without his consent:

     (a) he incurs a substantial adverse change in his authorities or responsibilities as in effect immediately prior to his termination of employment;

     (b) a reduction in his annual base salary or target bonus amount as in effect immediately prior to his termination of employment;

     (c) his relocation to an office or job location that is more than fifty miles from his office or job location immediately prior to his termination of employment, except for required travel on business for the Employers and Affiliates to an extent substantially consistent with his business travel obligations as in effect immediately prior to his termination of employment; or

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     (d)  the failure by his Employer to pay any portion of his current compensation or any portion of an installment of deferred compensation under any deferred compensation program of the Employer, within ten days of the date such compensation is due.

For purposes of the foregoing provisions of this subsection 3.4, any comparison of the Participant's authorities or responsibilities, annual base salary or office or job location before and after the Participant's termination of employment shall be determined without regard to any change made in anticipation of his termination of employment.

      3.5 Transfers, Sales and Dispositions. Notwithstanding the provisions of subsection 3.1, no Severance Benefit shall be payable with respect to any Participant on account of his termination of employment with the Employers if:

     (a)  he is transferred to a position with an Affiliate; or

     (b) his termination occurs in connection with the sale or other disposition of any assets, business, division, facility or operating unit of the Employers and he is offered employment with the purchaser or transferee of such assets, business, division, facility or operating unit or with an Affiliate, and, in either case, his position with the Affiliate, purchaser or transferee, as applicable, is at least comparable in pay and position to the position he held with the Employers immediately prior to his termination of employment (determined without regard to any reduction in such pay or position in anticipation of his termination of employment); or

     (c) his termination occurs under circumstances described in paragraph (a) or (b) and he accepts employment with the Affiliate, purchaser or transferee, as applicable, regardless of whether his position with the Affiliate, purchaser or transferee, as applicable, is at least comparable in pay and position to the position he held with the Employers immediately prior to his termination of employment.

      3.6 Amount of Severance Benefit. Subject to the terms and conditions of the Plan, if a Participant becomes entitled to a Severance Benefit in accordance with the foregoing provisions of this Section 3, he shall be entitled to a Severance Benefit determined in accordance with the following:

     (a) Participants who are classified by the Committee as staff members for purposes of the Plan will be entitled to a Severance Benefit in a minimum amount equal to six months' Annual Compensation (as defined below) plus an additional amount equal to three months' Annual Compensation if the Participant was an employee of a Predecessor (as defined below) on July 1, 1997 (the "Pre-IPO Date") plus an additional amount equal to three months' Annual Compensation if the Participant has completed at least three Years of Service (as defined below) plus

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          an additional amount equal to three months' Annual Compensation if the
          Participant has completed at least ten Years of Service, provided that the maximum Severance Benefit to which a staff member Participant is entitled shall be fifteen months' Annual Compensation.

     (b) Participants who are classified by the Committee as professionals for purposes of the Plan will be entitled to a Severance Benefit in a minimum amount equal to nine months' Annual Compensation plus an additional amount equal to three months' Annual Compensation if the Participant was an employee of a Predecessor on the Pre-IPO Date plus an additional amount equal to three months' Annual Compensation if the Participant has completed at least three Years of Service plus an additional amount equal to three months' Annual Compensation if the Participant has completed at least ten Years of Service, provided that the maximum Severance Benefit to which a professional Participant is entitled shall be eighteen months' Annual Compensation.

     (c) Participants who are Vice Presidents will be entitled to a Severance Benefit in a minimum amount equal to twelve months' Annual Compensation plus an additional amount equal to six months' Annual Compensation if the Participant was an employee of a Predecessor on the Pre-IPO Date plus an additional amount equal to three months' Annual Compensation if the Participant has completed at least three Years of Service plus an additional amount equal to three months' Annual Compensation if the Participant has completed at least ten Years of Service, provided that the maximum Severance Benefit to which a Vice President Participant is entitled shall be twenty-four months' Annual Compensation.

For purposes of the Plan, "Annual Compensation" shall mean the employee's annual rate of base salary or wages at the rate in effect immediately prior to his termination of employment (determined without regard to any reduction therein in anticipation of his termination of employment) including bonuses paid for the prior year, annualized if the Participant was hired in the prior year (or, in the case of a Participant hired in the year his employment terminates, his target bonus for the year); "Predecessor" shall mean Cabot Partners Limited Partnership, Cabot Realty Advisors Corp., Cabot, Cabot & Forbes Realty Advisors, Inc. and Cabot, Cabot & Forbes and any of their affiliates; and "Years of Service" shall mean the number of full years of continuous employment with the Employers, the Affiliates and any Predecessor during which the employee was a regular full-time employee.

      3.7 Payment of Severance Benefit. The Severance Benefit described in subsection 3.6 shall be payable in a lump sum cash payment as soon as practicable (but in no event later than 15 days) after the Participant's termination of employment.

      3.8 Nonalienation. Participants shall not have any right to pledge, hypothecate, anticipate, or in any way create a lien upon any benefits provided under the Plan, and no benefits payable hereunder shall be assignable in anticipation of payment, either by voluntary or

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

involuntary acts, or by operation of law. Nothing in this subsection shall limit a Participant's rights or powers to dispose of his property by will, limit any rights or powers which his executor or administrator would otherwise have with regard to benefits to which a Participant is entitled hereunder, or restrict any right of set-off, counterclaim or recoupment which the Employers may otherwise have against any Participant.

      3.9 Withholding. All payments with respect to a Participant under the Plan will be subject to such deductions as may be required to be made pursuant to law, government regulations or order, or by agreement with or consent of the recipient. All tax liabilities of the recipient resulting from the payments under the Plan shall be the responsibility of the recipient.

      3.10 Other Benefits. The Severance Benefit to which a Participant is entitled under this Section 3 shall be payable in addition to, and not in lieu of, all other compensation and benefits accrued by the Participant that are not conditioned upon his termination of employment, including but not limited to, accrued vacation pay and benefits payable under any pension or savings plan, or any life insurance, medical or disability plan. A Participant's coverage under any life, medical, accidental death and dismemberment, long-term disability and other welfare benefit plan maintained by the Employers or Affiliates shall cease upon the termination of the Participant's employment, notwithstanding his receipt of a Severance Benefit under the Plan, subject to the Participant's rights, if any, under the terms of such plans to extend, convert or otherwise continue coverage following termination of employment. Benefits under the Plan shall not be taken into account for purposes of eligibility, vesting or benefit accrual under any qualified retirement plan maintained by the Employers or Affiliates, and active participation in all such qualified retirement plans shall cease as of the date of his termination of employment.

      3.11 Benefits on Death. In the event of a Participant's death after becoming entitled to a benefit under the Plan but before complete payment of his benefit, his benefit shall be paid to his estate.


                                    SECTION 4
                                    ---------

                                    Committee
                                    ---------

      4.1 Duties and Authority of Committee. Except as otherwise specifically provided in this Section 4, in controlling and managing the operation and administration of the Plan, the Committee shall have the following discretionary authority, powers, rights, and duties in addition to those vested in it elsewhere in the Plan:

     (a) to enforce the Plan in accordance with its terms and with such applicable rules of procedure and regulations as may be adopted by the Committee;

     (b) to determine conclusively all questions arising under the Plan, including the power to determine the eligibility of employees and the rights of Participants to

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          benefits under the Plan, to interpret and construe the provisions of the Plan, and to remedy any ambiguities, inconsistences or omissions of whatever kind;

     (c) to employ or utilize agents, attorneys, accountants or other persons (who may also be employed by or represent the Employers) for such purposes as the Committee considers necessary or desirable to discharge its duties; and

     (d) to establish a claim procedure in accordance with section 503 of ERISA.

The Committee shall act by a majority of its then members, by meeting or by writing filed without a meeting.

      4.2 Committee Decision Final. To the extent permitted by law, any interpretation of the Plan and any decision on any matter within the discretion of the Committee made by it in good faith shall be binding on all persons. A misstatement or other mistake of fact shall be corrected when it becomes known, and the Committee shall make such adjustment on account thereof as it considers equitable and practicable.

      4.3 Exercise of Committee Duties. Notwithstanding any other provisions of the Plan, the Committee shall discharge its duties hereunder solely in the interests of the Participants entitled to benefits under the Plan and for the exclusive purpose of providing benefits to Participants according to the terms and conditions of the Plan. In exercising its authority under the Plan, the Committee may allocate all or any part of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it.

      4.4 Indemnification of the Committee. The members of the Committee shall be indemnified by the Employers against any and all liabilities, losses, costs and expenses (including legal fees and expenses) of whatsoever kind and nature which may be imposed on, incurred by, or asserted against the Committee or any member thereof by reason of duties or responsibilities hereunder if the Committee or such member did not act dishonestly or in willful violation of the law or regulation under which such liability, loss, cost or expense arises.

      4.5 Interested Committee Member. A member of the Committee may not decide or determine any matter or question concerning his own benefits under the Plan or how such benefits are to be paid unless such decision could be made by him under the Plan if he were not a member of the Committee.

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                                    SECTION 5
                                    ---------

                             Amendment or Termination
                             ------------------------


      5.1 Amendment or Termination. The REIT may amend or terminate the Plan at any time to take effect retroactively or otherwise; provided, however, that no amendment or termination shall adversely affect the Plan benefits, if any, payable with respect to Participants whose employment with the Employers terminated prior to such amendment or termination of the Plan; and provided further that, after the occurrence of a Change in Control, the Plan may not be terminated or amended to adversely affect the rights of Participants.

      5.2 Successors. The obligations and rights of the Employers under the Plan shall be binding upon, and inure to the benefit of, any assignee or successor in interest to an Employer (whether direct or indirect, by purchase, merger, consolidation or otherwise). None of the Employers shall merge or consolidate with any other corporation, or liquidate or dissolve without making suitable arrangements for the payment of any benefits which are or may become payable under the Plan.


                                   SECTION 6
                                   ---------

                            Tax Adjustment Payments
                            -----------------------


     Notwithstanding any other provision of the Plan to the contrary, if tax counsel selected by the REIT determines that any portion of any payment to a Participant under the Plan would constitute an "excess parachute payment" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), the payments to be made to the Participant under the Plan shall be reduced (but not below zero) such that the value of the aggregate payments that the Participant is entitled to receive under the Plan and any other agreement, plan or program of the Employers shall be one dollar ($1) less than the maximum amount of payments which the Participant may receive without becoming subject to the tax imposed by Section 4999 of the Code; provided, however, that the foregoing limitation shall not apply in the event that such tax counsel determines that the benefits to the Participant under the Plan on an after-tax basis (i.e., after federal, state and local income and excise taxes) if such limitation is not applied would exceed the after-tax benefits to the Participant if such limitation is applied. The Participant shall bear the entire expense of any and all excise taxes due on any payments due under the Plan that are deemed to be "excess parachute payments" under Code section 280G.

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